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DNB FINANCIAL CORPORATION
NEWS RELEASE



For further information, please contact:
Bruce Moroney
CFO/ Executive Vice President
484-359-3153
FOR IMMEDIATE RELEASE
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                       DNB Financial Corporation Announces
                Completion of Trust Preferred Securities Offering

(April 1, 2005 -- Downingtown, PA) DNB Financial Corporation, parent of DNB First, National Association, today announced the completion of a $4 million
Trust Preferred Securities private offering. The Company issued the Trust Preferred Securities through its wholly owned Delaware business trust subsidiary, DNB Capital Trust II, to a qualified institutional buyer.

The Trust Preferred Securities bear an interest rate of 6.56% for the first 5 years and a rate of 3-month LIBOR plus 1.77% thereafter, payable quarterly. DNB Financial Corporation intends to invest the majority of the net proceeds in the Company's subsidiary, DNB First, National Association, to increase the Bank's capital levels and intends to use the remaining net proceeds for general corporate purposes.

DNB First, NA, a $441 million asset community bank headquartered in Chester County, Pennsylvania, is the oldest independent bank in the county with nine full-service offices. In addition to a broad array of consumer banking products, DNB offers commercial and construction lending, commercial leasing, cash management, brokerage and insurance through DNB Financial Services and trust services under the name of DNB Advisors. For more information, go to www.dnbfirst.com. Inquiries regarding the purchase of DNB Financial Corporation stock may be made through the market makers listed on our website at http://www.dnbfirst.com.

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This press release contains  statements that are not of historical facts and may pertain to future operating results or events or management's expectations regarding those results or events. These are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts. When used in this press release, the words "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", or words of similar meaning, or future or conditional verbs, such as "will",
"would", "should", "could", or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are either beyond our control or not reasonably
capable  of  predicting  at  this  time.  In  addition,   these  forward-looking
statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. Readers of this press release are accordingly cautioned not to place undue reliance on forward-looking statements. DNB disclaims any intent or obligation to update publicly any of the forward-looking statements herein, whether in response to new information, future events or otherwise. With regard to DNB's balance sheet repositioning, the degree to which these steps can be accomplished will depend on a number of factors, including changes in the interest rate environment for loans, investments and deposits, loan prepayments, market opportunities for new loan and participation originations, and the availability of loan and lease
receivables  for  purchase  at  attractive   prices  and  yields,   as  well  as
management's assessment of the timing of each of these opportunities and steps in light of future, unknown developments affecting DNB's business generally. With regard to the statements in this press release regarding management's belief about future values of FNMA and FHLMC stock, there is no assurance regarding the future values and the performance of those organizations and their stock, which is outside the control of management, and management does not have special expertise in valuing such stocks. The future values of those stocks is also dependent upon general market forces over which DNB has no control.